                                                                   Exhibit 10.65

                            AMENDMENT NO. 2 TO LEASE


     THIS AMENDMENT NO. 2 TO LEASE ("AMENDMENT NO. 2") is made as of October 29, 1998 between MANOR PARKWAY LLC, a Minnesota limited liability company ("LANDLORD") and HADCO CORPORATION, a Massachusetts corporation ("TENANT").

                                    RECITALS:

     A. Tenant occupies those certain premises (the "PREMISES") which consist of approximately 30,000 rentable square feet of space in the building located at 12A Manor Parkway, Salem, New Hampshire under that certain Lease dated November 1, 1995 (the "ORIGINAL LEASE") between Equity Property Associates I, a New Hampshire limited partnership ("PRIOR LANDLORD"). The Original Lease has been amended by that certain Amendment to Lease dated May 29, 1998 ("AMENDMENT NO. 1") between Prior Landlord and Tenant. The Original Lease, as amended by Amendment No. 1, is the "PRIOR LEASE."

     B. Landlord has succeeded to all right, title and interest of Prior Landlord, in, to and under the Prior Lease.

     C. Tenant desires to expand the parking lot serving the Building and build an expansion into the Building containing approximately 1,500 square feet of space, all according to the terms of this Amendment No. 2.

     NOW THEREFORE, the parties agree as follows:

     1. INTERPRETATION. The Prior Lease is hereby modified and supplemented by this Amendment No. 2, and remains in full force and effect as modified and supplemented by this Amendment No. 2. In the event of a conflict between the Prior Lease and this Amendment No. 2, the provisions of this Amendment No. 2 shall control. All capitalized terms not otherwise defined in this Amendment No. 2 shall have the meanings specified in the Prior Lease. The Prior Lease, as amended by this Amendment No. 2, is the "Lease." Landlord and Tenant hereby acknowledge and agree that, notwithstanding the reference in Amendment No. 1 to a prior Amendment to Lease dated May 1, 1995, no such amendment exists and the Prior Lease consists exclusively of the Original Lease as amended by Amendment No. 1.

         2. PLANS. Prior to commencing any work at the Building or in the Premises, Tenant shall provide to Landlord, for Landlord's approval in its sole discretion, architectural plans and specifications of the parking lot and Building expansions that Tenant proposes. The plans and specifications, if any, which Landlord approves in a written notice delivered to Tenant shall be the "APPROVED PLANS"; Landlord shall be entitled to withhold its approval of any or all such plans proposed by Tenant in Landlord's sole discretion. The work to be performed in accordance with the Approved Plans shall be the "WORK". Landlord hereby disclaims, and Landlord's approval of the Approved Plans shall in no way be deemed to be either: (i) an acceptance or approval of any element in the Approved Plans which is in violation of any applicable laws, ordinances, regulations, permits or other governmental requirements or of any private restrictions affecting the Building; or (ii) an assurance that any work done pursuant to the Approved Plans will comply with any applicable laws or private restrictions or satisfy Tenant's objectives and needs. Tenant shall not make any material changes in the Approved Plans or the Work without obtaining Landlord's prior written consent.

     3. APPROVALS AND PERMITS. Tenant shall be solely responsible for obtaining all approvals and permits necessary for the performance of the Work, including but not limited to, the approval of the Town of Salem Planning Board, and Tenant shall provide copies of all such approvals and permits to Landlord's property manager prior to commencing any of the Work.

     4. PERFORMANCE OF WORK. Tenant and its contractors shall construct the Work strictly in compliance with: (i) the Approved Plans; (ii) all necessary approvals and permits; (iii) all applicable governmental laws, codes, ordinances, rules, and regulations; (iv) all applicable private covenants and restrictions affecting the Building; and (v) all reasonable rules and regulations which Landlord may promulgate, from time to time. The Work shall be performed only by contractors and subcontractors approved in writing by Landlord. Tenant and Tenant's contractors shall make all efforts and take all steps reasonably appropriate to assure that their construction activities do not unreasonably interfere with the operation of the Building and the buildings at 10 Manor Parkway or 12B Manor Parkway (collectively, the "BUILDINGS") or the ability of other occupants of the Buildings to conduct business in a routine manner. Tenant shall require all contractors and subcontractors to contact Landlord's property manager and schedule time periods during which they may use Building facilities in connection with the Work. The Work shall be substantially completed by December 31, 1998 (the "COMPLETION DATE"). Tenant shall notify Landlord' property manager when Work has been substantially completed, and shall thereafter permit Landlord's property manager to inspect the Work. In the event Landlord determines that any items of the Work have not been fully or satisfactorily completed, Landlord may submit to Tenant a "punchlist" of such items, and Tenant shall cause all such punchlist items to be completed within thirty days after receiving the punchlist. In the event the Work has been commenced but is not completed on or before the Completion Date, or Tenant fails to timely complete any punchlist item, Landlord shall be entitled, but not obligated, to perform such uncompleted Work or punchlist item, provided that Tenant shall remain solely liable for the entire cost of such work performed by Landlord. In addition to the terms of this Amendment No. 2, Tenant shall perform the work in accordance with the terms of Article III of the Original Lease governing alterations, provided that Tenant shall not be required to remove the Work at the end of the Term.

     5. ASSIGNMENT OF PLANS, CONSTRUCTION CONTRACTS, AND WARRANTIES. As security for its obligation to complete the Work, Tenant hereby assigns to Landlord all of its rights in the Approved Plans and under all construction contracts. In the event Landlord elects to perform any work pursuant to the preceding sentence, Landlord shall be entitled, but not obligated, to use the Approved Plans and/or to enforce the terms of Tenant's construction contract or contracts against the contractor or contractors. In addition, Tenant hereby assigns to Landlord, to the extent assignable, all warranties and guarantees related to the performance of the Work and the materials incorporated into the Work. To the extent such warranties or guarantees are not assignable to or enforceable by Landlord, Tenant shall enforce such warranties or guarantees at Landlord's request for the benefit of Landlord.

     6. INSURANCE. While the Work (or any improvement or alteration by Tenant) is being performed, Tenant shall procure and maintain and/or require its contractors and subcontractors to procure and maintain:

         a. builder's risk insurance written on a completed value basis in an amount equal to the full replacement cost of the Work (or such other improvement or alteration) at the date of completion, with coverage on the so-called non-reporting "all risk" form of policy, including coverage against collapse and water damage, a replacement cost endorsement, stipulated value/agreed amount endorsement, collapse and earthquake coverage, demolition and increased costs of construction coverage, in-transit coverage and vandalism and malicious mischief coverage, such insurance to be in such amounts approved by Landlord;

         b. comprehensive general liability insurance (including premises and operations, contractor's protective, contractual, and completed operations coverage) with the exclusion for explosion, collapse and underground property removed, in amounts and coverage of at least $2,000,000 bodily injury/$2,000,000 property damage and with $5,000,000 excess liability umbrella coverage; and

         c. worker's compensation coverage in the amounts required by applicable federal, state or local law.

All insurance policies described above shall be written by companies having a current Best's Insurance Guide rating of at least A-IX, shall be authorized to do business in New Hampshire, and shall otherwise be approved by Landlord. The builder's risk insurance policy required by this Section 6 shall: (i) provide that any losses payable thereunder shall be payable to Landlord; (ii) include effective waivers by the insurer of all claims for insurance premiums against Landlord; (iii) provide that any losses shall be payable notwithstanding (a) any act of negligence by Landlord or Tenant, (b) any waiver of subrogation rights by the insured, or (c) any change in the title to or ownership of any of the Premises, and (iv) be written in amounts sufficient to prevent Landlord from becoming a coinsurer under said policy.

     7. COST AND RISK OF TENANT. Landlord has agreed to enter into this Amendment No. 2 and to permit Tenant to perform the Work pursuant to this Amendment No. 2 on the condition that Tenant will be solely responsible for all costs and risks of every nature related to the work which Tenant proposes to perform, with the same effect as if Tenant had never proposed or performed any such work. Accordingly, Tenant shall be solely responsible for all costs associated with Tenant's proposed expansions of the parking lot and the Building, the preparation of all plans and specifications, and the performance of the Work, including, but not limited to, all costs of the following: (i) obtaining all approvals and permits; (ii) designing the Work and preparing all plans; (iii) labor and materials; (iv) additional electrical usage and other utilities and services attributable to the construction of the Work; (v) improvements in or modifications to any utility services or any Building heating, ventilation, air conditioning, plumbing, electrical, mechanical or other systems required in connection with the performance of the Work; (vi) signage required in connection with the Work; (vii) and insurance. In addition to the foregoing, and regardless of whether Landlord approves any plans and regardless of whether the Work is performed, Tenant shall reimburse Landlord, within thirty days after demand, for all costs Landlord reasonably incurs with respect to Tenant's proposed expansions of the parking lot and the Building, the review of plans and specifications, and the performance of the Work, including, but not limited to, all costs of the following: (a) attorney fees, including but not limited to fees for drafting and negotiating this Amendment No. 2, obtaining the approval of Landlord's mortgagee, reviewing the status of approvals and permits, monitoring the Work, and enforcing any of Landlord's rights in connection with the Work;
(b) architects' and other consultants' fees; (c) governmental fees and charges of any sort; and (d) fees and charges imposed by Landlord's mortgagee. Landlord shall have no obligation whatsoever to pay Tenant, provide any allowance, rebate any rent, or furnish any other economic benefit to Tenant in connection with the Work.

     8. DEFENSE AND INDEMNITY. Tenant shall defend Landlord from, and indemnify Landlord against, any and all loss, cost and expense, including attorney fees, based on or arising out of any claims, demands, damages, liens, lawsuits, or proceedings of any nature whatsoever related in any manner to Tenant's proposed expansions of the parking lot and the Building, the preparation of any plans or specifications, or the performance of any work at the Building by or on behalf of Tenant.

     9. PREMISES. Upon substantial completion, all of the Work shall become the property of Landlord, the addition to the Building shall become part of the Premises, and Tenant shall have the rentable square feet of the new area measured and determined by an architect satisfactory to Landlord.

     10. RENT. Annual Fixed Rent shall not increase as a result of the performance of the Work or the increase in the area of the Premises, but Tenant shall pay the full amount of all increases in Operating Expenses and Tax Expenses which result from the performance of the Work and/or the increase in the area of the Premises.

     11. MORTGAGEE CONTINGENCY. This Amendment No. 2 shall be entirely contingent upon the written approval of Landlord's mortgagee, and Tenant shall have no right to commence any Work until it has received written confirmation from Landlord of such approval.

     12. DEFAULT. All amounts owed by Tenant to Landlord under this Amendment No. 2 shall constitute rent payable with respect to the Premises, and any breach of any provision of this Amendment No. 2 shall be a breach of the Lease entitled to pursue all rights and remedies available to Landlord under Article VII of the Original Lease or otherwise available at law or in equity.

         THIS AMENDMENT No. 2 is executed as of the date recited above.


                                          MANOR PARKWAY LLC, a Minnesota limited
                                          liability company

                                          By: ERP Manor Parkway LLC, a Minnesota
                                              limited liability company, its
                                              Chief Manager

                                              By: /s/ Brint Davis
                                              ----------------------------------
                                              Its: Senior Vice President/Manager
                                              ----------------------------------



                                          HADCO CORPORATION, a Massachusetts
                                          corporation

                                          By: /s/ Patricia Randall
                                          --------------------------------------
                                          Its: Vice President
                                          --------------------------------------



\